UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2005

CELERITEK, INC.

(Exact name of registrant as specified in its charter)

California	0 23576	77 0057484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3236 Scott Boulevard
Santa Clara, California 95054
(Address of principal executive offices, including zip code)

(408) 986 5060
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.

     On March 14, 2005, Celeritek, Inc. (“Celeritek”) entered into an Asset Purchase Agreement with Mimix Broadband, Inc., a Texas corporation (“Mimix”). Pursuant to the Asset Purchase Agreement, Teledyne will acquire substantially all of Celeritek’s assets relating to its gallium arsenide (GaAs) semiconductor components business for $2.8 million in cash. Under the agreement, Mimix will also assume approximately $6 million in liabilities of Celeritek. Assets excluded from the transaction include Celeritek’s cash, cash-equivalents and certain other non-operating assets.

     On March 14, 2005, Celeritek and Mimix issued a joint press release to announce the Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     In addition to customary closing conditions, the Transaction is subject to the approval of Celeritek’s shareholders and the execution by Tamer Husseini, Celeritek’s Chairman, President and Chief Executive Officer, of a non-competition agreement with Mimix. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

     In connection with the execution of the Asset Purchase Agreement, each of Celeritek’s directors, except for Tamer Husseini, who has recused himself from voting on the asset sale, and certain of the directors’ affiliated investment funds that hold Celeritek shares, entered into Voting Agreements with Teledyne to vote such shares in favor of the transaction. A copy of the form of Voting Agreement is attached hereto as Exhibit 2.2 and incorporated herein by reference.

     If the asset sale is consummated, Celeritek will have no remaining operating assets and, subject to the approval of its shareholders, intends to wind up its business and effect a complete liquidation and dissolution. In connection with such dissolution, Celeritek plans to distribute its remaining assets to its shareholders after satisfying or adequately providing for all of its remaining liabilities. The timing of such distribution to shareholders has not been determined. Provided that Celeritek has adequate assets to do so, Celeritek’s board of directors may determine to make an initial cash distribution to shareholders following the closing of the proposed asset sale to Mimix.

     Celeritek will file with the Securities and Exchange Commission (“SEC”) and will mail to its shareholders a proxy statement in connection with the proposed sale of assets and dissolution. Shareholders of Celeritek are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at www.sec.gov. A free copy of the proxy statement, when it becomes available, may also be obtained from Celeritek, Inc., 3236 Scott Boulevard, Santa Clara, CA 95054, Attn.: Investor Relations. In addition, investors and security holders may access copies of the documents filed with the SEC by Celeritek at www.celeritek.com. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of shareholders of Celeritek in connection with the transactions, and their direct and indirect interest, by security holding or otherwise, in the solicitation, will be set forth in a proxy statement that will be filed by Celeritek with the SEC.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of March 14, 2005, by and between Mimix Broadband, Inc. and Celeritek, Inc.*

2.2	Form of Voting Agreement between Mimix Broadband, Inc. and certain of the directors of Celeritek, Inc. and their affiliated investment funds.

99.1	Press Release issued by Mimix and Celeritek on March 14, 2005.

*	Excluding schedules, exhibits and other similar attachments, copies of which will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.
Date: March 15, 2005	By:	/s/ Margaret E. Smith
Margaret E. Smith
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of March 14, 2005, by and between Mimix Broadband, Inc. and Celeritek, Inc.*

2.2	Form of Voting Agreement between Mimix Broadband, Inc. and certain of the directors of Celeritek, Inc. and their affiliated investment funds.

99.1	Press Release issued by Mimix and Celeritek on March 14, 2005.

*	Excluding schedules, exhibits and other similar attachments, copies of which will be furnished supplementally to the Securities and Exchange Commission upon request.